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                                                                   EXHIBIT 10(F)
                                                                   Draft

                         FIRST CHICAGO NBD CORPORATION
                     LONG-TERM DISABILITY RESTORATION PLAN
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Section 1 - Effective Date
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      This plan is effective as of January 1, 1997.

Section 2 - Purpose
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      The principal purpose of this Plan is to provide for the payment of certain long-term disability benefits to certain officers of First Chicago NBD Corporation, and its affiliated corporations (hereinafter "FCNBD") in excess of
(a) the limitations on benefits imposed by Section 505(b)(7) of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"), and (b) the limitation on the maximum monthly benefit contained in the First Chicago NBD Corporation Long-Term Disability Plan (hereinafter the "LTD Plan"). This Plan is established to insure that the total long-term disability benefits of all totally disabled officers of FCNBD entitled to receive benefits under the LTD plan can be determined on the same basis.

Section 3 - Administration
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      (a) This Plan shall be administered by the Organization, Compensation and
Nominating Committee of the Board of Directors of FCNBD (hereinafter the "Compensation Committee") as an unfunded plan. The Compensation Committee's decisions in all matters involving the interpretation and application of this Plan shall be conclusive.

      (b) The Plan shall at all times be maintained by FCNBD and administered by the Compensation Committee as a plan wholly separate from the LTD Plan.

Section 4 - Eligibility
-----------------------

      Officers whose long-term disability benefits under the LTD Plan are limited by the provisions set forth therein to conform to Section 505(b)(7) of the Code or whose monthly long-term disability benefit payment is limited by the maximum monthly benefit limitation contained in the LTD Plan shall be eligible for benefits provided by this Plan. In no event shall an officer who is not entitled to benefits under the LTD Plan be eligible for any benefits under this Plan.

Section 5 - Amount of Benefits
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      The benefits payable to an eligible officer or his or her eligible survivors hereunder shall equal the excess, if any, of:
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      (a) the benefits that would have been paid to such officer or his or her eligible survivors under the LTD Plan if the provisions of the LTD Plan were administered and benefits paid as if the officer had elected the 60% of pay option and without regard to the benefit limitations contained in the LTD Plan to conform it to Section 505(b)(7) of the Code or the maximum monthly benefit limitation contained in the LTD Plan over

      (b) the benefits that are payable to such officer or his or her eligible survivors under the LTD Plan.

Section 6 - Payment of Benefits
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      (a) Payment of benefits under this Plan shall be made coincident with the payment of benefits under the LTD Plan or as soon as practicable thereafter.

      (b) Benefits under the Plan shall be payable solely from the general assets of FCNBD. The Plan shall remain unfunded during the entire period of its existence.

Section 7 - Rights of Employees
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      Except to the extent provided in Section 8 hereinbelow, no officer or his or her eligible survivors shall at any time have any vested right to receive the benefits provided by this Plan.

Section 8 - Amendment and Discontinuance
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      FCNBD expects to continue this Plan indefinitely, but reserves the right to amend or discontinue it if, in its sole judgment, such amendment or discontinuance is deemed necessary or desirable. However, if FCNBD should amend or discontinue this Plan, FCNBD shall be liable for any benefits that have accrued under this Plan as of the date of such action (determined on the basis of an eligible officer's total disability as of the date of such amendment or discontinuance).